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                                                                     Exhibit 16


                                                          Stamford, Connecticut



                      [Letterhead of Price Waterhouse LLP]




April 4, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

                        The William Carter Company

We have read the "Change in Accountants" paragraph, located on page 32 of The William Carter Company's Form S-4, dated April 4, 1997 and are in agreement with the statements contained therein.


Yours very truly,

/s/ Price Waterhouse LLP